Exhibit 10.13

LOAN PURCHASE AND SALE AGREEMENT

THIS LOAN PURCHASE AND SALE AGREEMENT dated as of June 17, 2011 (“Effective Date”) is by and between JPMorgan Chase Bank, N.A., a national banking association having its principal office in Chicago, Illinois (“Seller”) and RRE Iroquois Holdings, LLC, a Delaware limited liability company (“Buyer”).

WHEREAS, Seller is the owner of the Assets and wishes to sell the Assets to Buyer, who wishes to purchase them in accordance with the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the mutual promises herein set forth and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Buyer agree as follows:

1. Definitions; Interpretation.

Capitalized terms shall be defined as set forth in this Agreement or in any Exhibit or Schedule to this Agreement. The defined terms shall apply equally to both the singular and plural forms of the defined terms.

“Affiliate” of any Person means any other Person directly or indirectly controlling, controlled by or under common control with such Person. A Person shall be deemed to control another Person if the controlling Person owns 10% or more of any class of voting securities (or other ownership interests) of the controlled Person or possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of stock, by contract or otherwise.

“Agreement” means this Loan Purchase and Sale Agreement, including all Exhibits and Schedules, as the same may be amended, modified or supplemented and in effect from time to time.

“Agreement Date” means the Effective Date.

“Assets” means any and all of Seller’s right, title, and interest in, to and under the Loans and if applicable, the following (excluding, however, the Reserved Indemnity Rights): (a) all amounts payable and all Obligations owed to Seller under the Loan Documents and all obligations owed to Seller in respect of the Loans or the Loan Documents; (b) the Credit Documents; (c) all Judgments, if any; (d) the Proofs of Claim, if any; (e) all claims, suits, causes of action, and any other right of Seller, whether known or unknown, against Borrower or any Obligor that is based upon, arises out of and is related to any of the foregoing; (f) all Collateral, proceeds of Collateral and security of any kind for or in respect of the foregoing; (g) all cash or other property received by Seller from any Borrower or Obligor and applied or effected by or for the account of Seller, in each case in respect of the Loans to the extent that such receipt, application or effect shall have occurred on or after the Cut-Off Date; and (h) all Escrow Accounts.

“Assumed Obligations” means Seller’s obligations and liabilities with respect to, or in connection with, the Assets.

“Bankruptcy Code” means the Bankruptcy Reform Act of 1978, 11 U.S.C. Section 101 et. seq., as amended.

“Borrower” means, with respect to any Loan, each Person that is a borrower, debtor or primary obligor under the Loan Documents governing or evidencing such Loan.

JPMorgan Chase – LPSA – RRE Iroquois Holdings, LLC (Pennsylvania One-off) (Loan # 625982481)

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized or required by law to be closed in Dallas, Texas.

“Closing” is defined in Section 3.3.

“Closing Costs” is defined in Section 3.4.

“Closing Date” means the date Seller receives the Purchase Price and Buyer has performed all of its obligations and conditions to Closing but in any event not later than June 17, 2011.

“Code” means the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

“Collateral” means any and all property, whether real or personal, tangible or intangible, of whatever kind and wherever located, whether now owned or hereafter acquired or created, in or over which an Encumbrance has been, or is purported to have been, granted to or for the benefit of Seller under the Credit Documents.

“Collections” means all payments and other distributions of cash, notes or other property (including Collateral) received under or in respect of the Assets.

“Confidentiality Agreement” means that certain confidentiality agreement between Buyer and Seller, as the same may be amended, modified or supplemented and in effect from time to time.

“Credit Documents” means, in respect to any Loan, the Loan Documents, Original Transfer Agreements, as contained or located on the electronic data site established by Seller in connection with the transactions contemplated hereunder or in the event that no such electronic data site is established by Seller then only such of the above-described documents which have been made available by Seller to Buyer.

“Cut-Off Date” means May 19, 2011.

“Deposit” means Zero Dollars ($0.00).

“Encumbrance” means any (a) mortgage, pledge, lien, security interest, or other encumbrance, security agreement, security arrangement or adverse claim against title of any kind, or (b) agreement to create or effect any of the foregoing.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated under it.

“Escrow Account” means an escrow account established and maintained by or on behalf of Seller holding funds tendered by a Borrower or Obligor for the payment of insurance premiums, taxes and other assessments. Escrow Account also means an account established and maintained by or on behalf of Seller holding funds tendered by a Borrower or Obligor as a reserve for the Loan.

“Excluded Documents” means those materials in respect of the Loans, the Borrowers or the Obligors which Seller, in its sole discretion, has deemed inappropriate to release to Buyer, including, without limitation, (i) Seller’s internal credit approval memoranda, internally prepared environmental reports, approvals, internally

JPMorgan Chase – LPSA – RRE Iroquois Holdings, LLC (Pennsylvania One-off) (Loan # 625982481)

prepared inspection reports, problem credit reports, suspicious activity reports, credit bureau reports, valuations, estimates, strategies, risk ratings, opinions and other internally prepared reports regarding the Loans, the Collateral, the Borrowers or the Obligors, (ii) attorney-client privileged communications and work product, (iii) legal conclusions of non-lawyers or summaries prepared by non-lawyers relating to legal conclusions reached or expressed by lawyers, (iv) information subject to a written confidentiality obligation or otherwise restricted by agreement or law from delivery, (v) appraisals of Collateral or the Loans, whether prepared by Seller’s internal employees or prepared by a third party unless otherwise provided by Seller to Buyer, (vi) written correspondence, including letters and emails, (vii) communications with regulatory agencies (and employees) having jurisdiction over Seller and its Affiliates, and (viii) force placed insurance policies.

“Excluded Information” is defined in Section 8.1.

“Exhibit” means an exhibit to this Agreement, unless another document is specifically referenced.

“Governmental Authority” means any foreign, Federal, state, municipal or other governmental department, agency, institution, authority, regulatory body, court or tribunal, foreign or domestic, and includes arbitration bodies, whether governmental, private or otherwise.

“Guaranty” means, with respect to any Loan, a guaranty or similar undertaking executed by any Person pursuant to which such Person guarantees the payment and/or performance of, or otherwise becomes contingently liable upon, all or a part of the obligations or liabilities of the relevant Borrower in respect of such Loan or the Credit Documents related thereto.

“Indemnified Amounts” is defined in Section 10.1.

“Indemnified Party” is defined in Section 10.2.

“Indemnifying Party” is defined in Section 10.2.

“Judgment” means, in respect of any Loan or Credit Document, any judgment in favor of Seller and enforcing a Borrower or Obligor’s obligation under or in respect of such Loan or Credit Document.

“Loan” means, individually, any loan specified on Schedule 1 hereto; “Loans” means, collectively, the loans specified on Schedule 1 hereto.

“Loan Documents” means, in respect to any Loan, any loan agreement or credit agreement, Notes, Guaranties, environmental indemnities security agreements, pledge and reserve agreements, financing statements, Mortgages, any separate assignments of leases and rents, if any, and acknowledgments of insurance requirements, or its equivalent, all as set forth on Schedule 3.

“Mortgage(s)” means, in respect of any Loan, each mortgage, deed of trust or other similar instrument, if any, securing such Loan or the applicable Note(s), including, without limitation, all modifications, extensions and amendments thereof.

“Note(s)” means, in respect of any Loan, each promissory note or other instrument evidencing such Loan, including, without limitation, all modifications, restructurings, extensions, consolidations and amendments thereof.

JPMorgan Chase – LPSA – RRE Iroquois Holdings, LLC (Pennsylvania One-off) (Loan # 625982481)

“Obligor” means any Person other than Seller or a Borrower that is obligated under a Credit Document.

“Operative Documents” means, collectively, this Agreement and the Confidentiality Agreement.

“Original Transfer Agreement” means any sale, assignment or other transfer agreement whereby Seller, as assignee, acquired its rights and interest in a Loan from a third party, as assignor.

“Party” means Buyer or Seller, as applicable.

“Person” means any natural person, partnership, corporation, limited liability company, firm, joint venture, association, estate, trust, business trust, Governmental Authority or other entity.

“Principal Balance” means, in respect of any Loan, the unpaid principal amount thereof as of the Cut-Off Date.

“Proof of Claim” means, in respect of any Loan or Credit Document, any proof of claim filed by Seller pursuant to the Bankruptcy Code prior to the Closing Date by or on behalf of Seller in connection with any Loan or Credit Document.

“Purchase Price” means an amount equal to (i) the product of (a) the Specified Percentage(s) (as set forth in Schedule 1) multiplied by (b) the aggregate Principal Balance of the Loans, as set forth on Schedule 1, plus (ii) the amount of accrued and unpaid interest on the Loans through and including the Closing Date, plus (iii) any protective advances made by Seller, in its reasonable discretion after the Cut-Off Date and on or before the Closing Date pursuant to Section 7.2. Notwithstanding the foregoing, if, as of the Cut-Off Date, any Loan is greater than forty-five (45) days past due as shown on Schedule 1, then the definition of Purchase Price (as to that Loan only) shall not include any amounts as set forth in subsection (ii) above. The dollar amount of the Purchase Price of the Loans is set forth on Schedule 1.

“Purchase Price Balance” means an amount equal to (i) the Purchase Price, minus (ii) the Deposit,

“Reserved Indemnity Rights” means the right, title and interest of Seller in and to each and every indemnity of or in favor of Seller under any Credit Document to the extent such indemnity vests or arises from events occurring prior to the Closing Date.

“Schedule” means a specific schedule to this Agreement, unless another document is specifically referenced.

“Section” means a numbered section of this Agreement, unless another document is specifically referenced.

“Securities Act” means the Securities Act of 1933, 15 U.S.C. §§ 77a et seq., as amended, and the rules and regulations promulgated thereunder.

“Seller Indemnitees” is defined in Section 10.1.

“Seller Marks” is defined in Section 12.3.

“Seller Name” is defined in Section 12.3.

JPMorgan Chase – LPSA – RRE Iroquois Holdings, LLC (Pennsylvania One-off) (Loan # 625982481)

“Seller Proprietary Property” is defined in Section 12.3.

“Seller’s Closing Documents” means the Seller’s closing documents set forth in Section 7.4.

“State” means Pennsylvania.

“Taxes” means any and all foreign, Federal, state, municipal or local net income, gross income, gross receipts, windfall profit, severance, property, production, sales, use, license, excise, franchise, employment, payroll, withholding, alternative or add-on minimum, ad valorem, value added, transfer, stamp, or environmental tax, or any other tax, custom, duty, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or penalty thereon, addition to tax or additional amount imposed by any Governmental Authority, but excluding taxes imposed on a Party’s overall net income, and franchise taxes imposed on it, by (i) the jurisdiction under the laws of which such Party is incorporated or organized or (ii) the jurisdiction in which such Party’s principal executive office is located.

“Third Party” means any attorney hired by Seller to pursue litigation against any Borrower or Obligor, including, without limitation, an action to collect amounts owed to Seller under any Credit Document or to seek the foreclosure of any Collateral, or any third party collection agent, auctioneer, real estate broker, or similar party hired by Seller to liquidate and collect the proceeds of any Collateral.

“Third Party Costs” means any fees, costs and expenses incurred or arising in connection with services rendered by any Third Party with respect to the Assets.

“Wire Transfer Instructions” means the wiring instructions set forth on Schedule 1.

2. Assignment and Assumption.

In consideration of the mutual covenants and agreements in, and subject to the terms and conditions of, this Agreement, effective on the Closing Date, (a) Seller sells, transfers, assigns, grants and conveys to Buyer on a servicing released basis and without recourse, representation or warranty (except as specifically set forth herein), the Assets, and (b) Buyer acquires the Assets and assumes and agrees to perform and comply with the Assumed Obligations. This Agreement is intended to, and upon execution hereof and satisfaction or waiver of the conditions precedent set forth in Section 4 shall, effect a true sale of the Assets.

3. Purchase Price; Closing; Distributions.

3.1 Deposit

Upon execution of this Agreement by Buyer, Buyer shall deliver to Seller, in lawful currency of the United States and in immediately available funds, the Deposit. The Deposit shall be nonrefundable but shall be applied toward the Purchase Price.

3.2 Payment of Purchase Price

Buyer shall deliver to Seller at Closing, funds in an amount equal to the Purchase Price Balance and any other amounts payable by Buyer under this Agreement.

JPMorgan Chase – LPSA – RRE Iroquois Holdings, LLC (Pennsylvania One-off) (Loan # 625982481)

3.3 Closing; Closing Date

The closing (the “Closing”) shall occur no later than the Closing Date.

3.4 Closing Costs and Other Amounts

Buyer will pay all closing costs, including, without limitation, transfer, filing and recording fees, taxes, costs and expenses and all applicable mortgage recording taxes, documentary transfer and stamp taxes and similar taxes, if any, title insurance premiums and the cost of recording and the other amounts set forth in Section 7.1 (the “Closing Costs”). Buyer shall also pay to Seller any protective advances made by Seller, in its reasonable discretion after the Cut-Off Date and on or before the Closing Date pursuant to Section 7.2. In addition, Buyer will be responsible for obtaining, at Buyer’s expense, any endorsement to any title policies.

3.5 Payment Method

All payments made by either Party hereunder shall be made in lawful currency of the United States and in immediately available funds, except as otherwise set forth in this Agreement, to such account as the other Party shall designate by wire transfer (or such other method as shall be agreed to by the other Party).

3.6 Collections Subsequent to the Closing Date

All Collections in respect of the Assets received before the Cut-off Date shall be for the account of Seller and all Collections in respect of the Assets received on or after the Cut-Off Date shall be for the account of Buyer, except that Collections received on or after the Cut-Off Date which are in connection with (a) overpayments by Seller to third party vendors; and (b) refunds of monies advanced by Seller, including refunds for insurance premiums, shall be for the account of Seller. Seller shall have no duty or obligation to Buyer after the Closing Date to collect or pursue collection of any amounts due and owing as of the Closing Date on any Loan. If at any time on or after the Closing Date, either Party (the “Receiving Party”) receives Collections to which the other Party is entitled pursuant to the terms hereof, such Receiving Party shall (i) accept and hold such Collections for the account and sole benefit of the other Party, (ii) have no equitable or beneficial interest in such Collections, and (iii) deliver the Collections (free of any withholding, setoff, recoupment, or deduction of any kind, except as required by law, within 30 Business Days after the date of receipt thereof by such Receiving Party to the other Party in the same form received (to the extent practicable) and, when necessary or appropriate, with such Receiving Party’s endorsement (without recourse, representation, or warranty), except to the extent prohibited under any applicable law, rule, or order. If any of the Collections received by such Receiving Party and transferred to the other Party pursuant to this Section 3.6 has been made to the other Party wrongfully or in error, is returned due to insufficient funds or is otherwise required to be returned or disgorged by such Receiving Party, the other Party shall promptly return such Collections to such Receiving Party, together with all related interest and charges payable by such Receiving Party, and in the case of a court order in connection with a bankruptcy or other proceeding, Buyer shall promptly pay directly to such court any amounts required to be disgorged and/or returned; however, in the event Seller pays such monies, Buyer shall promptly reimburse Seller for any such payments.

4. Conditions Precedent; Termination.

4.1 Conditions to Buyer’s Obligations

Buyer’s obligations to pay the Purchase Price to Seller, to acquire the Assets and to assume the Assumed Obligations shall be subject to the conditions that: (a) Seller’s representations and warranties in this Agreement shall be true and correct on each of the Agreement Date and the Closing Date; (b) Seller shall have complied in

JPMorgan Chase – LPSA – RRE Iroquois Holdings, LLC (Pennsylvania One-off) (Loan # 625982481)

all material respects with all covenants required by this Agreement to be complied with by it on or before the Closing Date; (c) Buyer shall have received a counterpart of this Agreement duly executed on behalf of Seller; and (d) there shall be no injunction, writ or order of any Governmental Authority restraining, enjoining or prohibiting the consummation of the transactions contemplated hereby.

4.2 Conditions to Seller’s Obligations

Seller’s obligation to sell, transfer, assign, grant and convey the Assets to Buyer on the Closing Date shall be subject to the conditions that: (a) Buyer’s representations and warranties in this Agreement shall be true and correct on each of the Agreement Date and the Closing Date; (b) Buyer shall have complied in all material respects with all covenants required by this Agreement to be complied with by it on or before the Closing Date; (c) Seller shall have received a counterpart of this Agreement duly executed on behalf of Buyer; (d) Seller shall have received payment of the Purchase Price from Buyer; and (e) there shall be no injunction, writ or order of any Governmental Authority restraining, enjoining or prohibiting the consummation of the transactions contemplated hereby.

4.3 Waiver of Conditions

If any of the conditions specified in Section 4.1 have not been satisfied, Buyer may nevertheless at its election waive such conditions and proceed with the transactions contemplated hereby without prejudice to any other rights or remedies available to Buyer under this Agreement If any of the conditions specified in Section 4.2 have not been satisfied, Seller may nevertheless at its election waive such conditions and proceed with the transactions contemplated hereby without prejudice to any other rights or remedies available to Seller hereunder. Any such election to proceed shall be evidenced by a certificate executed on behalf of the electing Party.

4.4 Termination

Anything herein to the contrary notwithstanding, this Agreement and the transactions contemplated hereby may be terminated at any time prior to the Closing Date: (i) by mutual written consent of Buyer and Seller; or (ii) by either Buyer or Seller if there shall exist any final non-appealable order of any Governmental Authority restraining, enjoining or prohibiting the consummation of the transactions contemplated hereby. This Agreement shall terminate automatically if Buyer files a petition for bankruptcy, reorganization or other similar arrangement under any state or federal statute, or makes an assignment for the benefit of creditors or takes advantage of any insolvency statute or similar statute, or if a receiver or trustee is appointed for the property and assets of Buyer, or a bankruptcy proceeding is instituted against Buyer.

In the event of any such termination of this Agreement (a) all further obligations of the Parties hereunder shall terminate without further liability of any Party to any other Party, (b) each Party will pay all of its own costs and expenses incurred in connection with the negotiation, preparation and performance on its part of this Agreement, including the fees, expenses and disbursements of counsel; provided, however, that termination of this Agreement pursuant to clause (ii) of this Section 4.4 shall be without prejudice to the rights and remedies available to the Parties under applicable law (including the right to recover expenses, costs and other damages) as a result of any breach by either Party of its representations, warranties or obligations hereunder, and (c) Seller shall be entitled to retain the Deposit (except, however, if this Agreement is terminated pursuant to Section 4.4(ii) above, then Seller shall return the Deposit to Buyer). If either Party (the “Defaulting Party”) fails or refuses to consummate the purchase and sale of the Assets pursuant to this Agreement, or fails to

JPMorgan Chase – LPSA – RRE Iroquois Holdings, LLC (Pennsylvania One-off) (Loan # 625982481)

perform any of its other obligations hereunder, in each case on or prior to the Closing Date, then the other Party (the “Non-Defaulting Party”) shall have the right to terminate this Agreement by giving written notice thereof to the Defaulting Party on or prior to the Closing Date, whereupon neither Party shall have any further rights or obligations hereunder; provided, however, (a) if Buyer is the Non-Defaulting Party, Buyer’s actual damages shall be limited to the return of its Deposit plus Buyer’s reasonable, out of pocket legal expenses incurred by Buyer (“Costs”) in enforcing the terms of this Agreement, and in no event shall Buyer be entitled to seek specific performance, (b) if Seller is the Non-Defaulting Party, Seller shall be entitled to retain the Deposit and obtain its Costs from Buyer, and (c) neither Party shall be entitled to seek consequential, punitive or exemplary damages from the other Party.

5. Seller’s Representations and Warranties.

Seller represents and warrants to Buyer as of each of the Agreement Date and the Closing Date that:

5.1 Existence and Authorization

Seller (a) is duly organized and validly existing under the laws of its jurisdiction of organization or incorporation and (b) has full power and authority to execute, deliver and perform its obligations under the Operative Documents to which it is a party.

5.2 Validity

The Operative Documents to which Seller is a party (a) have been duly and validly authorized, executed and delivered by Seller and (b) are the legal, valid and binding obligations of Seller, enforceable against Seller in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditor’s rights generally and subject also to the availability of equitable remedies. All representations and warranties made by Seller in the Operative Documents shall remain true and correct.

5.3 No Conflict

Seller’s execution, delivery and performance of the Operative Documents to which it is a party will not violate (a) any law, rule regulation order, writ, judgment, injunction, decree or award of any Governmental Authority binding on Seller or (b) the provisions of any contract, agreement or other instrument to which Seller is party or to which Seller or its property is bound. No notice to, registration with, consent or approval of, or any other action by, any relevant Governmental Authority or other Person is or will be required for Seller to execute, deliver and perform its obligations under the Operative Documents to which it is a party.

5.4 No Litigation

No litigation, arbitration, investigation, proceeding or inquiry is pending or, to the best of its knowledge, threatened against Seller before any relevant Governmental Authority that will materially and adversely affect any action taken or to be taken by Seller under the Operative Documents to which it is a party.

5.5 Title

Seller is the sole legal and beneficial owner of the Loans.

JPMorgan Chase – LPSA – RRE Iroquois Holdings, LLC (Pennsylvania One-off) (Loan # 625982481)

5.6 Principal Amounts

The Principal Balance of each Loan as of date identified is accurately stated in Schedule 1 hereto,

5.7 No Broker

No broker, finder or other Person acting under Seller’s authority is entitled to any broker’s commission or other fee in connection with the transactions contemplated by this Agreement for which Buyer could be responsible.

5.8 No Modification

Except as set forth in the Credit Documents, to Seller’s knowledge, there are no material modifications to the Loan Documents.

6. Buyer’s Representations and Warranties

Buyer represents and warrants to Seller as of each of the Agreement Date and the Closing Date that:

6.1 Existence and Authorization

Buyer (a) is duly organized and validly existing under the laws of its jurisdiction of organization or incorporation, (b) is in good standing under such laws, and (c) has full power and authority to execute, deliver and perform its obligations under the Operative Documents to which it is a party.

6.2 Validity

The Operative Documents to which Buyer is a party (a) have been duly and validly authorized, executed and delivered by Buyer and (b) are the legal, valid and binding obligations of Buyer, enforceable against Buyer in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally and subject also to the availability of equitable remedies. All representations and warranties made by Buyer in the Operative Documents shall remain true and correct.

6.3 No Conflict

Buyer’s execution, delivery and performance of the Operative Documents to which it is a party will not violate (a) any of Buyer’s organizational documents, (b) any law, rule, regulation order, writ, judgment, injunction, decree or award of any Governmental Authority binding on Buyer or (c) the provisions of any contract, agreement or other instrument to which Buyer is party or to which Buyer or its property is bound. No notice to, registration with, consent or approval of, or any other action by, any relevant Governmental Authority or other Person is or will be required for Buyer to execute, deliver and perform its obligations under the Operative Documents to which it is a party.

JPMorgan Chase – LPSA – RRE Iroquois Holdings, LLC (Pennsylvania One-off) (Loan # 625982481)

6.4 No Litigation

No litigation, arbitration, investigation, proceeding or inquiry is pending or, to the best of its knowledge, threatened against Buyer before any relevant Governmental Authority that will materially and adversely affect any action taken or to be taken by Buyer under the Operative Documents to which it is a party.

6.5 No Broker

No broker, finder, or other Person acting under Buyer’s authority is entitled to any broker’s commission or other fee in connection with the transactions contemplated by this Agreement for which Seller could be responsible.

6.6 No Reliance

Buyer (a) is a sophisticated Person with respect to the purchase of the Assets and the assumption of the Assumed Obligations, (b) is able to bear the economic risk associated with the purchase of the Assets and the assumption of the Assumed Obligations, (c) has adequate information concerning the business and financial condition of each Borrower and Obligor to make an informed decision regarding the purchase of the Assets and the assumption of the Assumed Obligations, (d) has such knowledge and experience, and has made investments of a similar nature, so as to be aware of the risks and uncertainties inherent in the purchase of rights and assumption of liabilities of the type contemplated in this Agreement, (e) has independently and without reliance upon Seller, and based on such information as Buyer has deemed appropriate, made its own analysis and decision to enter into this Agreement, except that Buyer has relied upon Seller’s express representations, warranties, covenants and indemnities in this Agreement, and (f) Buyer acknowledges that discussions and dialogue may be on-going with Borrowers and Obligors regarding the Loans. Except as otherwise provided in this Agreement, Buyer has not relied and will not rely on Seller to furnish or make available any documents or other information regarding the credit, affairs, financial condition or business of or any other matter concerning any Borrower or Obligor. Buyer acknowledges that Seller has not given Buyer any investment advice, credit information or opinion on whether the purchase of the Assets or the assumption of the Assumed Obligations is prudent.

6.7 ERISA

The Buyer is not and shall not become an entity deemed to hold “plan assets” within the meaning of 29 C.F.R. § 2510.3-101 of an employee benefit plan (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, and any regulations issued pursuant thereto, as now or from time to time hereafter in effect (“ERISA”)) which is subject to Title I of ERISA or any plan (within the meaning of Section 4975 of the Code), and neither the execution of this Agreement nor the making of the Loan gives rise to a prohibited transaction within the meaning of Section 406 of ERISA or Section 4975 of the Code.

6.8 OFAC List/Litigation/Reg W

Neither the Buyer nor any of its Affiliates, nor any of its or its Affiliates’ respective officers, directors, agents, partners, members, controlling entities and employees: (i) is a country individual or entity named on the Specifically Designated National and Blocked Persons (SDN) list issued by the Office of Foreign Asset Control of the Department of the Treasury of the United States of America; (ii) is a party to or is otherwise involved in any present or threatened litigation or is aware of the Buyer’s, any of Buyer’s Affiliates or any of Buyer’s or its Affiliates’ respective officers’, directors’, agents’, partners’, members’, controlling entities’ and employees’ involvement in any threatened litigation or other administration or adversarial proceedings affecting the Seller or any of its Affiliates; (iii) is a Borrower, an Obligor, principal of any Borrower or any Obligor, or Affiliate of any Borrower or any Obligor, on any Loan; or (iv) is an “affiliate” of Seller, as defined in Regulation W, 12 C.F.R. Section 223.2.

JPMorgan Chase – LPSA – RRE Iroquois Holdings, LLC (Pennsylvania One-off) (Loan # 625982481)

7. Covenants.

Buyer and Seller each covenant and agree as follows:

7.1 Taxes and Fees; Tax Reporting

Each Party shall bear its own legal, accounting and other costs, including any Taxes, if any, in each case which are imposed upon a Party attributable to the obligations of such Party under the terms of the Operative Documents and the organizational documents of such Party; provided, however, that Buyer shall be liable for and shall pay when due (and shall indemnify and hold Seller harmless against) all Taxes and fees, real property and mortgage transfer taxes, real estate, title recording, filing fees and other amounts payable in respect of transfer filings levied by any Governmental Authority or any other third party in connection with the transfers and/or recordings contemplated by this Agreement. With respect to all periods after the Closing Date, Buyer hereby agrees to perform any and all obligations arising on and after the Closing Date with respect to Federal, state and local income tax reporting relating to or arising out of the Assets and Assumed Obligations, including obligations with respect to Internal Revenue Code Form 1098 and back-up withholding. Seller shall be responsible for sending Internal Revenue Code Form 1098 to Borrowers or Obligors as may be required by law for the period prior to the Closing Date.

7.2 Servicing

Prior to the Closing Date, (i) Seller shall administer and service the Loans in the ordinary course of its business, consistent with past practices; and Buyer shall be bound by the actions taken by Seller including, without limitation, the right to make protective advances to the Loans as reasonably necessary to protect the Collateral and to recover such advances from amounts collected by Seller upon the Loans after the Cut-Off Date, (ii) Buyer shall take no action to communicate with any Borrower, Obligor or any third party, including any third party that may have provided any information or appraisals to Seller, or enforce or otherwise service or manage any Loan; and (iii) a list effective as of the Cut-Off Date of the Loans which are shown according to Seller’s records as having Seller’s force placed insurance is attached hereto as Schedule 2. Schedule 2 is provided without representation or warranty as to the existence or lack of existence of Borrower placed insurance. Seller shall have the right, but not the obligation, to cease any further action with respect to any pending receivership, foreclosure or other litigation matters concerning the Loans. Seller shall not be obligated to make a claim against any insurance policy in connection with the Loans or the Assets. On or after the Closing Date, to the extent any insurance proceeds funds are delivered to Buyer in connection with the Loans or the Assets, Buyer will hold and administer such insurance proceeds in accordance with the Loan Documents. Further, on and after the Closing Date, Buyer shall administer and service, and Seller shall be released from any further obligation to administer or service, the Loans.

7.3 Notices

As soon as practicable after the Closing Date, (i) Seller shall provide a notice to each Borrower of Buyer’s purchase and servicing of such Borrower’s Loan(s) and direct that payments made on such Loan(s) after the Closing Date be sent to Buyer at the address designated by Buyer, and (ii) Buyer shall, at its own expense, send to each Borrower a notification of sale letter.

JPMorgan Chase – LPSA – RRE Iroquois Holdings, LLC (Pennsylvania One-off) (Loan # 625982481)

7.4 Deliveries to Buyer

7.4.1 Seller shall deliver the following to Buyer via overnight delivery within three (3) Business Days following the Closing Date:

(a) Endorsement of Notes. Seller shall deliver to Buyer any original Notes, if in Seller’s possession, endorsed to Buyer without recourse, representation or warranty in the form attached hereto as Exhibit “A”, or if original Note is unavailable, a lost note affidavit with a copy of such Note endorsed to Buyer without recourse, representation or warranty. Notwithstanding the above, in the event any Loan involving a consolidation of promissory notes from prior lender(s), then in such case Seller shall only provide the original Note or a lost note affidavit for the final and most recent Note which has been executed in connection with such Loan.

(b) Assignments of Loan Documents. Seller shall deliver to Buyer Assignments of Loan Documents, substantially in the form of Exhibit “B” hereto, executed by Seller, to transfer any Loan Documents in favor of Seller.

(c) Escrow Accounts. Seller shall deliver to Buyer the funds, if any, in any Escrow Accounts for the Loans.

(d) Assignment of Mortgage. Seller shall deliver to Buyer an Assignment of Mortgage, substantially in the form of Exhibit “C” hereto, executed by Seller, to assign the Mortgage.

(e) Title Policy. Seller shall deliver to Buyer the original title policy relating to the Loan or if unavailable a copy of such title policy.

(f) Praecipe to Mark Judgment to Use of Buyer. Seller shall deliver to Buyer a Praecipe to Mark the Judgment to Buyer, substantially in the form of Exhibit “D” hereto, executed by Seller.

7.4.2 Within three (3) Business Days following the Closing Date, Seller shall deliver to Buyer originals of each of the Loan Documents to the extent Seller is in possession of such originals. From and after the delivery of the Loan Documents, Seller shall have no responsibility for such Loan Documents and all risk or damage with respect thereto shall be borne by Buyer.

7.4.3 In addition, on the Closing Date, Seller shall deliver via PDF copies of the executed Allonge, Assignment of Loan Documents and Assignment of Mortgage.

7.5 Credit Documents

To the extent Seller has established an electronic data site in connection with the transactions contemplated hereunder and provided the Closing occurred, from the Closing Date until the date ten (10) days after the Closing Date, Buyer shall have the right to download and print copies of the Credit Documents from such data site. The foregoing provision shall only apply in the event that an electronic data site is established by Seller in connection with the transaction contemplated hereunder.

JPMorgan Chase – LPSA – RRE Iroquois Holdings, LLC (Pennsylvania One-off) (Loan # 625982481)

7.6 Post-Closing Obligations of Buyer

On and after the Closing Date, Buyer shall be solely responsible for the following: (a) compliance with all foreign, Federal, state, municipal and local laws, rules or regulations governing the ownership, servicing and administration of the Loans and other Assets, including, without limiting the generality of the foregoing, all laws relating to unfair collection practices and the Real Estate Settlement Procedures Act, 12 U.S.C. section 2601 et. seq. (“RESPA”); (b) recording or filing any mortgage assignments, assignments of beneficial interests in land trusts, UCC-3 financing statements or other documents evidencing transfer of the Assets; (c) in accordance with the Bankruptcy Code, in respect of any pending bankruptcy case involving any Borrower or Obligor in respect of any Asset, (i) in the event Seller has not theretofore filed a Proof of Claim, filing a Proof of Claim, and (ii) in the event Seller has filed a Proof of Claim, promptly filing or causing to be filed with the appropriate bankruptcy court evidence of the assignment and transfer of such Asset and promptly preparing and providing to Seller affidavits and assignments of claims in form and substance satisfactory to Seller; and (d) having Buyer substituted as loss payee or additional insured, or obtaining additional or substitute coverage, for any insurance in respect of the Assets for which Seller is listed as loss payee or additional insured and procuring forced placed insurance coverage for any of the Loans. All force placed insurance coverage of Seller shall terminate as of the Closing Date and no rights related thereto are assigned to Buyer.

7.7 Additional Post-Closing Obligations of Buyer

With respect to any Asset in respect of which foreclosure, receivership or other legal proceedings are pending, upon the Closing, Buyer, at its sole cost and expense, shall promptly apply to the court in which a legal action is pending as instituted by Seller as plaintiff to foreclose or seek the appointment of a receiver or enforce other rights to change the plaintiff of record in Seller’s lawsuit(s) against the applicable Borrower and or Obligor to Buyer, delete Seller as a party to such lawsuit(s), and substitute new legal counsel to represent Buyer in connection with such lawsuit(s) and assumes and agrees to make payment of all obligations and costs and expenses related thereto. If Buyer does not take such actions within forty-five (45) days of the Closing Date, Seller may take any or all of such actions and charge the cost thereof to Buyer, including but not limited to the right to discontinue, discharge and terminate any such foreclosure, receivership and/or legal proceedings. In no event shall Seller’s counsel be deemed to be counsel to Buyer with respect to any such matters. If the foreclosure and/or receivership are still in existence as of the Closing, Buyer shall bear all costs and expenses of the foreclosure, receivership and the receiver that accrue on or after the Closing Date. Furthermore, upon the Closing, if a nonjudicial foreclosure is pending, Buyer, at its sole and cost and expense shall substitute Buyer as the foreclosing party to the foreclosure and relieve and substitute to trustee to the foreclosure in the event Seller or an Affiliate or subsidiary of Seller is the trustee.

7.8 Further Assurances

Within sixty (60) days from the date of this Agreement, Seller agrees to execute such endorsements and assignments, in form and substance satisfactory to Seller at Buyer’s sole expense, as Buyer may reasonably request, to carry out the terms of this Agreement and Buyer will cooperate with Seller in the event that Seller shall request any Borrower or Obligor to transfer any lockbox to collateral account maintained with Seller to Buyer to another Person.

7.9 Reserved Indemnity Rights

Buyer agrees that (i) Seller may demand that the relevant Borrower or Obligor pay to Seller any amount payable to Seller under a Credit Document that is covered by the Reserved Indemnity Rights, and (ii) Seller may take such legal action as Seller reasonably deems appropriate to enforce the Reserved Indemnity Rights; provided, that Seller shall not have the right to declare a default under any such Credit Document.

JPMorgan Chase – LPSA – RRE Iroquois Holdings, LLC (Pennsylvania One-off) (Loan # 625982481)

8. Excluded Information; Release; Irrevocable Assumption

8.1 Excluded Information

Buyer acknowledges that (a) Seller has provided Buyer the opportunity to review the Credit Documents (other than the Excluded Documents) in the possession of Seller and Buyer is assuming all risk with respect to the accuracy or sufficiency of such documents and information, (b) Seller currently may have, and later may come into possession of, information or documents with respect to the Assets or any Borrower, Obligor or any of their Affiliates that is not known to Buyer and that may be material, and if known to Buyer, could have an impact upon perceived, apparent or actual value of, the merits and risks with respect to, or the decision to acquire, the Assets or Assumed Obligations (“Excluded Information”), (c) Buyer has determined to purchase the Assets and assume the Assumed Obligations notwithstanding its lack of knowledge of the Excluded Information, and (d) Seller shall have no liability to Buyer, and Buyer waives and releases any claims that it might have against Seller or any Seller Indemnitee, whether under applicable securities laws or otherwise, with respect to the nondisclosure of the Excluded Information in connection with the transactions contemplated hereby, provided, however, that the Excluded Information shall not and does not affect the truth or accuracy of Seller’s representations and warranties in this Agreement. Without limiting the generality of the foregoing, Buyer acknowledges and understands that:

(i) Certain information in the Credit Documents in respect of the Assets was obtained from outside sources in respect of which Seller has made no independent investigation or verification and makes no representation or warranty as to the content, accuracy or completeness thereof;

(ii) the Credit Documents may contain summaries, analyses, reports, site assessments, valuations and appraisals (collectively hereinafter, the “Reports”) prepared by or on behalf of the Seller with respect to the Assets, the Borrowers, the Obligors, the Collateral and related matters and Buyer shall have no right to rely on the conclusions or other data set forth in the Reports and shall have no recourse against Seller or any third party that prepared any of the Reports on behalf of Seller in the event of any errors in or omissions from any such Reports or otherwise concerning inaccuracies in the Reports or in the Credit Documents; and

(iii) the Assets are being sold “AS IS, WHERE IS” and “WITH ALL FAULTS”, and except as expressly set forth herein, Seller does not and will not make any oral or written representations, warranties, promises or guarantees whatsoever, whether express or implied, concerning or with regard to, and expressly disclaims any liability or obligation with respect to, concerning or relating to any aspect of the Assets, the Borrowers or the Obligors, including without limitation, any of the following: (A) the validity, enforceability or collectability of any Loan, Credit Document, Judgment or Proof of Claim; (B) the value, marketability, condition, profitability of any Collateral or the amount necessary to rehabilitate any Collateral; (C) title or ownership to or of any Collateral, or any portion or part thereof, or the validity, perfection or priority of any lien on the Collateral or any part thereof; (D) tax or accounting consequences or valuations, including, without limitation, the tax status of any Loan; (E) compliance with any environmental protection, pollution or land use laws, including, but not limited to, those

JPMorgan Chase – LPSA – RRE Iroquois Holdings, LLC (Pennsylvania One-off) (Loan # 625982481)

pertaining to the use, handling, generating, treating, storing or disposing of any hazardous waste, hazardous substance, petroleum product, storage tank, or other container therefor, asbestos or any other substance controlled or otherwise governed by applicable laws; (F) governmental laws, governmental approvals and any other restrictions applicable to any of the Assets, the Borrowers or the Obligors; (G) the financial condition or creditworthiness of any Borrower or Obligor; (H) claims by any Borrower or Obligor against Seller under any Credit Document or otherwise, or claims by third parties against Seller or any Borrower or Obligor; (I) the compliance by Seller or any predecessor to Seller with any and all applicable Federal, state, or local laws, and all rules, regulations or ordinances promulgated pursuant thereto, pertaining to or in any manner related to any of the Assets, the Borrowers or the Obligors; (J) compliance of any of the Assets with any state or Federal usury laws or regulations applicable thereto.

8.2 Release of Seller

Except as otherwise expressly provided herein, Buyer hereby releases and forever discharges Seller from any and all causes of action, claims, demands and remedies of whatsoever kind or nature that Buyer now has, or may in the future have, against Seller in any manner on account of, arising out of or related to the Assets or the sale of the Assets pursuant to this Agreement, other than Seller’s breach of this Agreement. Without limiting the generality of the foregoing, Buyer agrees to fully assume and release Seller from all environmental risks and liabilities associated with the Assets and Assumed Obligations.

8.3 Buyer’s Assumption Irrevocable

Buyer acknowledges that (a) Seller’s sale of the Assets to Buyer, and Buyer’s assumption of the Assumed Obligations, are irrevocable, and (b) Buyer shall have no recourse to Seller except for Seller’s breaches of its representations, warranties or covenants.

9. Litigation; Third Party Costs.

9.1 Litigation

In the event that (i) prior to the Closing Date, any Asset is or becomes subject to any claim, action, lawsuit or other proceeding, administrative or otherwise, including, but not limited to, any bankruptcy filed by or against a Borrower or Obligor (each, a “proceeding”), Buyer shall accept such Asset subject to such proceedings without any reduction or adjustment to the Purchase Price and (ii) on or after the Closing Date, Seller is served with notice that any Loan is or becomes subject to any such proceeding, Buyer shall, if requested by Seller, assume the defense of such proceedings, through counsel selected by Buyer and reasonably acceptable to Seller, without any reduction or adjustment to the Purchase Price or right to have Seller repurchase such Asset. In either such event, Buyer shall (i) provide the attorney representing Seller with the name of the attorney selected by Buyer to represent Buyer’s interest in such proceeding and (ii) notify the clerk of the court, any trustee and all relevant counsel that ownership of the applicable Loan was transferred from Seller to Buyer. Within thirty Business Days after the later of the Closing Date and the date on which Seller first notifies Buyer of such proceeding, Buyer shall have its attorney file appropriate pleadings with the court (i) substituting Buyer’s attorney for Seller’s attorney and (ii) removing Seller as a party to such proceeding, substituting Buyer as the real party in interest and changing the caption thereof accordingly. Seller shall notify its attorney to cease participating in such proceeding on and after the Closing Date. Seller may (but shall not be obligated to) proceed unilaterally to have such matter dismissed, either with or without prejudice, in the event

JPMorgan Chase – LPSA – RRE Iroquois Holdings, LLC (Pennsylvania One-off) (Loan # 625982481)

such substitution is not effected as prescribed by this Section 9.1. Buyer acknowledges that its failure to comply with the provisions of this Section 9.1 may affect Buyer’s rights in any such proceeding, including, without limitation, any dismissal with prejudice or the running of any statute of limitations if any such proceeding is dismissed. Buyer shall reimburse and indemnify Seller for any costs, legal fees and damages incurred by Seller in connection with any such proceeding after the Closing Date, including, without limitation, any judgment against Seller as alleged owner or assignee of such Loan, fees, costs and damages incurred by Seller in connection with Buyer’s failure to comply with the requirements of this Section 9.1. In connection with defending any such proceeding, Buyer shall have the right to compromise and/or settle the same and to prosecute any available appeals or reviews of any adverse judgment or ruling that may be entered therein; provided, however, that Buyer shall not enter into any settlement without Seller’s prior written consent, and, provided, further, that if counsel for Seller reasonably advises Seller that there are issues which raise conflicts of interest between Buyer and Seller, Seller may retain counsel reasonably satisfactory to it after consultation with Buyer and Buyer shall pay the reasonable fees and expenses of such counsel. The Parties shall cooperate with each other in respect of the investigation, defense and resolution of all such matters.

9.2 Identity of Ownership of Assets

In no event shall Buyer prosecute any claims in the name of Seller, nor shall Buyer, intentionally or unintentionally, through misrepresentation or nondisclosure, mislead or conceal the identity of its ownership of the Assets purchased pursuant to this Agreement.

9.3 Third Party Costs

Except as otherwise provided in Sections 7.7 and 9.1, all Third Party Costs incurred or arising during, or otherwise chargeable to, any period (a) prior to the Closing Date, shall be payable by Seller and (b) on and after the Closing Date, shall be payable by Buyer.

10. Indemnification; Repurchase; Discretionary Exclusion.

10.1 Buyer’s Indemnity

Buyer shall indemnify, defend, and hold Seller and its officers, directors, agents, controlling entities and employees (collectively, “Seller Indemnitees”) harmless from and against any liability, claim, cost, loss, judgment, damage or expense (including reasonable attorneys’ fees and expenses) that Seller Indemnitees incur or suffer as a result of or arising out of (a) Buyer’s breach of any of Buyer’s representations, warranties, covenants, or agreements in this Agreement or (b) the Assumed Obligations, other than Indemnified Amounts that are the result of or arise out of Seller’s gross negligence or willful misconduct (collectively “Indemnified Amounts”). Without limiting the generality of the foregoing, Buyer agrees that Buyer’s indemnity relates to and includes all environmental risks and liabilities associated with the Assets and Assumed Obligations.

10.2 Third Party Actions

If a third party commences any action or makes any demand against either Party for which such Party (“lndemnified Party”) is entitled to indemnification under this Agreement, such Indemnified Party will promptly notify the other Party (“Indemnifying Party”) in writing of such action or demand; provided, however, that if the Indemnified Party assumes the defense of the action and fails to provide prompt notice to the Indemnifying Party, such failure shall not limit in any way the Indemnifying Party’s obligation to indemnify the Indemnified Party except to the extent that such failure materially prejudices the Indemnifying Party’s ability to defend the

JPMorgan Chase – LPSA – RRE Iroquois Holdings, LLC (Pennsylvania One-off) (Loan # 625982481)

action. The Indemnifying Party may, at its own expense and without limiting its obligation to indemnify the Indemnified Party, participate in the defense of such action with counsel reasonably satisfactory to the Indemnified Party, or the Indemnifying Party may, at its own expense and without limiting its obligation to indemnify the Indemnified Party, assume the defense of such action with counsel reasonably acceptable to the Indemnified Party. In any event, the Party that has assumed the defense of such action shall provide the other Party with copies of all notices, pleadings, and other papers filed or served in such action. Neither Party shall make any settlement or adjustment without the other Party’s prior written consent, which consent (a) in the case of the Indemnifying Party, will not be unreasonably withheld if the settlement or adjustment involves only the payment of money damages by the Indemnifying Party and (b) in the case of the Indemnified Party, may be withheld for any reason if the settlement or adjustment involves performance or admission by the Indemnified Party.

10.3 [Intentionally Omitted]

11. Further Transfers.

11.1 Assignment by Buyer

Except for a transfer or assignment that occurs after the Closing Date which shall not require the Seller’s consent, Buyer may not sell, assign, grant a participation in, or otherwise transfer its rights under this Agreement without Seller’s prior written consent which consent may be unreasonably withheld or delayed in Seller’s sole discretion.

11.2 Assignment by Seller

Seller may assign its rights under this Agreement without the prior written consent of Buyer; provided, however, that Seller may not delegate its obligations under this Agreement to any Person other than an Affiliate of Seller without the prior written consent of Buyer, which consent may not be unreasonably withheld.

12. Miscellaneous.

12.1 Amendments; Waivers; Exercise of Rights

No amendment of any provision of this Agreement shall be effective unless it is in writing and signed by the Parties and no waiver of any provision of this Agreement, nor consent to any departure by either Party from it, shall be effective unless it is in writing and signed by the affected Party, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No failure on the part of a Party to exercise, and no delay in exercising, any right under this Agreement shall operate as a waiver hereof by such Party, nor shall any single or partial exercise of any right under this Agreement preclude any other or further exercise thereof or the exercise of any other right. The rights and remedies of each Party provided herein (a) are cumulative and are in addition to, and are not exclusive of, any rights or remedies provided by law (except as otherwise expressly set forth in this Agreement) and (b) are not conditional or contingent on any attempt by such Party to exercise any of its rights under any other related document against the other Party or any other Person.

JPMorgan Chase – LPSA – RRE Iroquois Holdings, LLC (Pennsylvania One-off) (Loan # 625982481)

12.2 Confidentiality

Each Party agrees that, without the prior consent of the other Party, it shall not disclose the contents of this Agreement (including, without limitation, the Purchase Price) to any Person, except that either Party may make any such disclosure (a) to its Affiliates and its Affiliates respective directors, officers, counsel, auditors and other professional advisors (collectively, “representatives”), (b) as shall be required to implement or enforce this Agreement, (c) in any statement or testimony pursuant to a subpoena or order by any Governmental Authority or as otherwise may be required by any law, rule or regulation, (d) upon the request or demand of any Governmental Authority having or asserting jurisdiction over it, or (e) if its attorneys advise it that it has a legal obligation to do so or that failure to do so may result in it incurring a liability to any other Person. Buyer agrees to comply with the terms and requirements of the Credit Documents, applicable law regarding confidentiality and, to the extent not inconsistent with the terms hereof, the Confidentiality Agreement. Each Party agrees that it will not issue any press release or make any public statement with respect to the transactions contemplated hereby without the prior written consent of the other Party (which consent shall not be unreasonably withheld or delayed), except as may be required by law or regulation. Notwithstanding anything to the contrary set forth herein, each Party hereto (and each of its representatives) may disclose to any and all Persons, without limitation of any kind, the U.S. federal income tax treatment and U.S. federal income tax structure of the transactions contemplated hereby and all materials of any kind (including opinions or other tax analyses) that are or have been provided to any Party hereto relating to such tax treatment or tax structure, and it is hereby confirmed that each Party hereto has been authorized to make such disclosures since the commencement of discussions regarding the transactions contemplated hereby.

12.3 Relationship Between Buyer and Seller

The relationship between Buyer and Seller shall be that of buyer and seller. Neither is a trustee or agent for the other, nor does either have fiduciary obligations to the other. This Agreement shall not be construed to create a partnership or joint venture between the Parties. Buyer acknowledges and agrees that it is not acquiring any right or interest in or license to use the names “JPMorgan Chase Bank,”, “Chase” or “JPMC” or any derivation of any of them (individually and collectively, the “Seller Name”), any logo, symbol, service mark, trademark, tradestyle, slogan or similar intellectual property of Seller or any of its Affiliates (the “Seller Marks”) or any Seller proprietary information, marketing materials, software, documents, signage, customer lists or similar items used by Seller (the “Seller Proprietary Property”‘). Buyer shall not use the Seller Name, Seller Marks or Seller Proprietary Property other than in connection with the Assets or Assumed Obligations and as may be reasonably necessary to facilitate the transfer of the Assets and Assumed Obligations from Seller to Buyer pursuant to this Agreement. No activity conducted by Buyer after the Closing Date shall state or imply that Seller is in any way involved as a partner, joint venturer or otherwise in Buyer’s business.

12.4 Survival; Successors and Assigns

All representations, warranties, covenants, indemnities and other provisions made by each Party shall be considered to have been relied upon by the other Party and shall survive the execution, delivery, and performance of this Agreement and the other Operative Documents, provided that the representations and warranties set forth in Section 5 (other than Section 5.5) shall only survive for a period of 90 days after the Closing Date. This Agreement shall inure to the benefit of, be binding upon and be enforceable by and against the Parties and their respective successors and permitted assigns.

JPMorgan Chase – LPSA – RRE Iroquois Holdings, LLC (Pennsylvania One-off) (Loan # 625982481)

12.5 Limitation of Damages

Neither Party shall be liable to the other Party for any consequential, special or punitive damages for any claims arising under this Agreement.

12.6 Notices

All communications between the Parties or notices or other information sent under this Agreement shall be in writing, hand-delivered or sent by overnight courier, mailed by certified or registered mail or sent by facsimile, addressed to the relevant Party at its address or facsimile number specified in the signature blocks to this Agreement or at such other address or facsimile number as such Party shall designate in writing. All such communications and notices shall be effective upon receipt.

12.7 Entire Agreement

This Agreement and the other Operative Documents constitute the entire agreement of the Parties with respect to the respective subject matters thereof, and supersede all previous and contemporaneous negotiations, promises, covenants, agreements, understandings, and representations on such subjects, all of which have become merged and finally integrated into this Agreement and the other Operative Documents, provided, however, that the Confidentiality Agreement shall, to the extent not inconsistent with the terms hereof, remain in full force and effect and binding on Buyer and Buyer hereby ratifies, approves and reaffirms its obligations thereunder.

12.8 Counterparts

This Agreement may be executed in multiple counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument. Each fully executed counterpart of this Agreement shall be deemed to be a duplicate original.

12.9 Severability

The illegality, invalidity or unenforceability of any provision of this Agreement under the law of any jurisdiction shall not affect its legality, validity or enforceability under the law of any other jurisdiction or the legality, validity or enforceability of any other provision of this Agreement.

12.10 Headings

Headings and captions are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

12.11 GOVERNING LAW

THIS AGREEMENT, THE OTHER OPERATIVE DOCUMENTS, THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT OR ANY OTHER OPERATIVE DOCUMENT, AND ANY CLAIM OR CONTROVERSY DIRECTLY OR INDIRECTLY BASED UPON OR ARISING OUT OF THIS AGREEMENT, THE OTHER OPERATIVE DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY), INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, SHALL IN ALL RESPECTS BE GOVERNED BY AND INTERPRETED, CONSTRUED AND DETERMINED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE (WITHOUT REGARD TO ANY CONFLICTS OF LAW PROVISION THAT WOULD REQUIRE THE APPLICATION OF THE LAW OF ANY OTHER JURISDICTION).

JPMorgan Chase – LPSA – RRE Iroquois Holdings, LLC (Pennsylvania One-off) (Loan # 625982481)

12.12 WAIVER OF JURY TRIAL

THE PARTIES HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT THAT THEY MAY HAVE TO TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION, OR IN ANY LEGAL PROCEEDING, DIRECTLY OR INDIRECTLY BASED UPON OR ARISING OUT OF THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).

12.13 Jurisdiction

The Parties irrevocably and unconditionally submit to and accept the exclusive jurisdiction of any United States federal or state court sitting in the State in any action, suit, or proceeding arising out of or based upon this Agreement or any matter relating to it, and waive any objection that they may have to the laying of venue in any such court or that such court is an inconvenient forum or does not have personal jurisdiction over them.

JPMorgan Chase – LPSA – RRE Iroquois Holdings, LLC (Pennsylvania One-off) (Loan # 625982481)

IN WITNESS WHEREOF, Seller and Buyer have executed this Agreement by their duly authorized officers as of the date first above written.

SELLER JPMORGAN CHASE BANK, N.A.

By:	/s/ Jake Bade
	Name:	Jake Bade
	Title:	Asset Manager III

Address:	3929 W. John Carpenter Freeway
Irving, TX 75063
Telephone No.: 214-492-4842
Facsimile No: 214-442-5162

BUYER RRE IROQUOIS HOLDINGS, LLC, a Delaware limited liability company

By:	/s/ Alan Feldman
Name: Alan Feldman
Title: President

Address:	2005 Market Street 15th Floor Philadelphia, PA 19103
Telephone No. 215.546.5005
Facsimile No: 215.761.0452

JPMorgan Chase – LPSA – RRE Iroquois Holdings, LLC (Pennsylvania One-off) (Loan # 625982481)

SCHEDULE 1

JPMorgan Chase – LPSA – RRE Iroquois Holdings, LLC (Pennsylvania One-off) (Loan # 625982481)

Schedule 1 Settlement Statement Pool #625982481

Closing Date:

Cutoff Date:     6/19/2011

Loan #	Principal Balance as of CUTOFF DATE	Purchase Price Multiple	Purchase Price	Paid To Date	Accrued interest through CLOSING DATE	Escrows Held as of CUTOFF	Misc. Fee Receivable as of CUTOFF DATE	Suspense as of CUTOFF DATE	Collections after CUTOFF DATE	Protective Advances as of CUTOFF DATE	Protective Advances after CUTOFF DATE
625982481	$13,786,340.68	87.04%	$12,000,000.00	9/1/2010	N/A	$0.00	$34,515.00	$0.00	$0.00	$0.00	$0.00
Total	$13,786,340.68		$12,000,000.00		$0.00	$0.00	$34,515.00	$0.00	$0.00	$0.00	$0.00
	Total Due from Buyer (Purchase Price + Accrued interest + Protective Advances after Cutoff Date)							$12,000,000.00

Wiring Instructions
Bank Name: ABA# Account #: Attn: RE:	JPMorgan Chase Bank, N. A. 021000021 9008114597 CTL Servicing Loan# 625982481

SCHEDULE 2

Loans with Force Placed Insurance as of Cutoff Date

JPMorgan Chase – LPSA – RRE Iroquois Holdings, LLC (Pennsylvania One-off) (Loan # 625982481)

Schedule 2 Loans with Force Placed Insurance as of Cutoff Date Pool #625982481

Loan # 625982481

Closing Date:

Cutoff Date:     5/15/2011

1. None

SCHEDULE 3

LOAN DOCUMENTS

JPMorgan Chase – LPSA – RRE Iroquois Holding, LLC (Pennsylvania One-off) (Loan # 625982481)

Document Name	# of Document Copies	Date	Original	Copy	625982481
Acknowledgement of Insurance Requirements	1	6/1/2007		X
Addendum to Promissory Note (Confession of Judgment)	1	6/1/2007	X
Allonge (FDIC to Trust)	1		X
Allonge (Trust to Chase)	1		X
Assignment of Deed of Trust, Security Agreement, Assignment of Leases and Rents and Fixture Filing-Recorded (FDIC to Trust)	1	12/1/2010		X
Assignment of Deed of Trust, Security Agreement, Assignment of Leases and Rents and Fixture Filing-Recorded (Trust to Chase)	1	12/2/2010		X
Certificate and Indemnity Agreement Regarding Hazardous Substances	1	6/1/2007	X
Mortgage, Security Agreement, Assignment of Leases and Rents and Fixture Filing - Recorded	1	6/1/2007		X
NonRecourse/ Limited Liability Addendum to Promissory Note	1	6/1/2007	X
Prepayment Addendum to Promissory Note	1	6/1/2007	X
Promissory Note	1	6/1/2007	X
UCC-Recorded	1	11/28/2007		X

EXHIBIT “A”

FORM OF ALLONGE TO PROMISSORY NOTE

Re:	Promissory Note, in the original principal amount of $ , dated , 20 , executed by (“Borrower”), and originally payable to the order of .

Pay to the order of                                          (“Assignee”), as is, where is, with all faults without recourse and without representation or warranty of any kind, express or implied, except as set forth in that certain Loan Purchase and Sale Agreement between Assignor and Assignee.

JPMORGAN CHASE BANK, N.A.

By:

Name:
Title:

Effective Date:

JPMorgan Chase – LPSA – RRE Iroquois Holdings, LLC (Pennsylvania One-off) (Loan # 625982481)

EXHIBIT “B”

ASSIGNMENT OF LOAN DOCUMENTS

THIS ASSIGNMENT OF LOAN DOCUMENTS (this “Assignment”) is made effective as of this          day of                 , 20    , by JPMORGAN CHASE BANK, N.A., a national banking association (“Assignor”‘) to and in favor of                                                  , a                                                               (“Assignee”).

RECITALS:

A. Assignor is the legal and equitable owner and holder of that certain Promissory Note in the principal amount of $                     dated                              (the “Note”). which Note is secured by, among other things, that certain                                                       dated                                              , executed by                                              , as mortgagor, in favor of                                 , as mortgagee, and recorded on                                 , in the Official Records of                                  County, Pennsylvania in Mortgage Book             , at Page            (collectively, the “Mortgage”) regarding the real property as more particularly described on Exhibit A attached hereto and incorporated by this reference.

B. Except as set forth on Schedule 3 to the Loan Purchase and Sale Agreement between Assignor and Assignee, Assignor purchased the Mortgage from the Federal Deposit Insurance Corporation as receiver for Washington Mutual Bank.

C. Assignor has simultaneously herewith endorsed the Note to Assignee and the parties desire that the Note, the Mortgage and all other documents executed in connection with the Note be assigned to Assignee.

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged:

1. Assignor hereby absolutely, irrevocably and unconditionally sells, assigns, transfers, sets over, conveys and endorses to Assignee, its successors and assigns, and Assignee hereby accepts, all of Assignor’s right, title and interest in and to the following documents (collectively, the “Loan Documents”):

(a) the Mortgage;

(b) the Note;

(c) Assignor’s loan title policy;

(d) All other documents that evidence or secure the obligations under the Note.

2. This Assignment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

JPMorgan Chase – LPSA – RRE Iroquois Holdings, LLC (Pennsylvania One-off) (Loan # 625982481)

3. EXCEPT AS SET FORTH IN THAT CERTAIN LOAN PURCHASE AND SALE AGREEMENT BETWEEN ASSIGNOR AND ASSIGNEE, THIS ASSIGNMENT IS MADE WITHOUT RECOURSE OR WARRANTY OF ANY KIND, AND ASSIGNOR MAKES NO REPRESENTATIONS OR WARRANTY, EXPRESS OR IMPLIED, OF ANY KIND OR NATURE WHATSOEVER WITH RESPECT TO THE LOAN DOCUMENTS, THE OBLIGATIONS EVIDENCED BY THE LOAN DOCUMENT OR THE COLLATERAL, IF ANY.

4. This Assignment shall be governed by and construed in accordance with the laws of the State of Pennsylvania.

IN WITNESS WHEREOF, Assignor has caused this Assignment to be executed in its name by duly authorized officers as of the date first above written.

ASSIGNOR

JPMORGAN CHASE BANK, N.A.,
a national banking association

By:

Name:
Title:

JPMorgan Chase – LPSA – RRE Iroquois Holdings, LLC (Pennsylvania One-off) (Loan # 625982481)

STATE OF	)
) ss:
COUNTY OF	)

On the        day of                                 , 2011, before me, the undersigned, personally appeared                                         , personally known to me or proved to me on the basis of satisfactory evidence to be the individuals whose names are subscribed to the within instrument and acknowledged to me that they executed the same in their capacity, and that by their signature on the instrument, the individual or the person upon behalf of which the individual acted, executed the instrument.

Notary Public-

JPMorgan Chase – LPSA – RRE Iroquois Holdings, LLC (Pennsylvania One-off) (Loan # 625982481)

SECTION:

BLOCK:

LOT:

EXHIBIT “C”

This instrument prepared by and

After Recording Return to:

[Firm]

[Address]

BRT No.

[Property Identifier]

ASSIGNMENT OF MORTGAGE

FOR VALUE RECEIVED, on                      , 20    , the undersigned JPMORGAN CHASE BANK, N.A. (“Assignor”), hereby assigns, transfers and sets over to [ ](“Assignee”), without recourse, representation or warranty, express or implied (except as otherwise provided in that certain Loan Purchase and Sale Agreement dated                       , 2011), all beneficial interest of Assignor under that certain Mortgage, Security Agreement, Assignment of Leases and Rents and Fixture Filing (the “Mortgage”), dated                      , 20    , and executed by [    ], as Mortgagor, to [Washington Mutual Bank, a Federal Association], predecessor-in-interest to the Assignor, recorded on                      , 20    , in the Office of Commissioner of Records for [    ] County, Pennsylvania with document identification no. [    ], and encumbering certain real property, commonly known as [    ], more particularly described therein, and on Exhibit A attached hereto.

SIGNATURE PAGES TO FOLLOW

JPMorgan Chase – LPSA – RRE Iroquois Holdings, LLC (Pennsylvania One-off) (Loan # 625982481)

ASSIGNOR:

JPMORGAN CHASE BANK, N.A.

By:
Name:
Title:	Vice President

STATE OF                                           )

                                                              ) ss:

COUNTY OF                                      )

On the          day of                             , 2010, before me, the undersigned, personally appeared                                 , personally known to me or proved to me on the basis of satisfactory evidence to be the individuals whose names are subscribed to the within instrument and acknowledged to me that they executed the same in their capacity, and that by their signature on the instrument, the individual or the person upon behalf of which the individual acted, executed the instrument.

Notary Public-

JPMorgan Chase – LPSA – RRE Iroquois Holdings, LLC (Pennsylvania One-off) (Loan # 625982481)

The principal place of business and

complete post office address of

Assignee is:

[    ]

Attn.:

By:

The address of Assignee for the

Purpose of 42 Pa.C.S. §8143(d)

is:

[    ]

Attn:

By:

JPMorgan Chase – LPSA – RRE Iroquois Holdings, LLC (Pennsylvania One-off) (Loan # 625982481)

EXHIBIT “D”

[FIRM]

[ADDRESS]

Attorneys for Plaintiff

JPMORGAN CHASE BANK, SUCCESSOR	:
IN INTEREST TO WASHINGTON	:	COURT OF COMMON PLEAS
MUTUAL BANK, FA	:	[ ] COUNTY
[ADDRESS]	:
:
Plaintiff,	:	[ ] TERM 20
v.	:
[ ]	:
Defendant.	:	NO. [ ]
:
:
:

PRAECIPE TO MARK JUDGMENT TO USE OF [    ]

To the Prothonotary:

Kindly mark the judgment entered in the above-captioned matter to the use of [    ]., as use Plaintiff.

Respectfully submitted,

[FIRM]

Dated: , 2010	By:
[ ]
Attorney for Plaintiff, JPMorgan Chase Bank, successor in interest to Washington Mutual Bank

JPMorgan Chase – LPSA – RRE Iroquois Holdings, LLC (Pennsylvania One-off) (Loan # 625982481)